CONSENT OF INDEPENDENT AUDITORS



To the Board of Directors of
Franklin Tax-Exempt Money Fund:



We consent to the incorporation by reference in Post-Effective Amendment No. 15 to the Registration Statement of Franklin Tax-Exempt Money Fund on Form N-1A (File No. 2-72614 & 811-3193) of our report dated August 31, 1995 on our audit of the financial statements and financial highlights of the Fund, which report is included in the Annual Report to Shareholders for the year ended July 31, 1995, which is incorporated by reference in the Registration Statement.



                                 /s/ Coopers and Lybrand L.L.P.
                                     COOPERS & LYBRAND L.L.P.



San Francisco, California
September 27, 1995